EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-19515, No. 333-26653, No. 333-69628, No. 333-108364, No. 333-124828, No. 333-134113, No. 333-153123, No. 333-177285, No. 333-181396, No. 333-211206, No. 333-212138, No. 333-231208, No. 333-239437, No. 333-256368 and No. 333-272079) and on Form S-3 (No. 333-278118) of Ryder System, Inc. of our report dated February 11, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10K.

/s/ PricewaterhouseCoopers LLP
Miami, Florida
February 11, 2026